UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 9, 2020, the board of directors of Ingredion Incorporated (“Ingredion” or the “Company”) reached agreement with the board of directors of PureCircle Limited, a Bermuda company listed on the Main Market of the London Stock Exchange (“PureCircle”), on the terms of a recommended acquisition of PureCircle for a total purchase price of approximately GBP 185.3 million (the “acquisition”). The purchase price will be payable in cash or, at the election of eligible PureCircle shareholders, unlisted ordinary shares of Ingredion SRSS Holdings Limited (“Bidco”), a United Kingdom private limited company formed for purposes of the acquisition that is currently wholly owned by Ingredion. At the closing of the acquisition, Ingredion will subscribe for additional shares in Bidco, which in turn will subscribe for additional shares in PureCircle with a value of $130 million to provide PureCircle cash for general operating purposes and to repay Point’s debt outstanding at the closing, which currently totals approximately $90 million. Upon the completion of the transaction, PureCircle will be a wholly owned subsidiary of Bidco, which will be 75%-owned by Ingredion. Ingredion will fund the transaction from available cash or credit facility borrowings.

PureCircle is one of the leading producers and innovators of stevia sweeteners for the global food and beverage industry. It collaborates with farmers who grow PureCircle’s seedlings from advanced breeding techniques into stevia plants. PureCircle co-creates with food and beverage companies that seek to improve their low- and no-calorie formulations using a sweetener derived from plants. PureCircle combines advanced R&D with full vertical integration of operations from farm to customer. PureCircle reported revenue of approximately $124 million for the financial year ended June 30, 2019. PureCircle employs over 1,000 people globally.

The Company considers stevia to be an important sugar reduction ingredient and has entered into the transaction to deliver sugar reduction sweetener systems to customers, enabling future sales growth in specialty sweeteners, which is one of the Company’s five specialties growth platforms. Ingredion expects that the acquisition will enable the combined enterprise to leverage PureCircle’s industry-recognized position, significant innovation pipeline and manufacturing expertise related to stevia.

The acquisition will be effected by means of a court-approved scheme of arrangement under the Bermuda Companies Act and is subject to prior approval by a vote of PureCircle’s shareholders. Completion of the acquisition also is subject to certain other customary conditions, including, among others, the absence of any law, regulation or judgment that prohibits or makes illegal the consummation of the acquisition, the absence of certain material events affecting PureCircle, achievement of specified performance measures and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Subject to satisfaction of the closing conditions, the Company expects the acquisition to be completed in the fourth quarter of 2020.

Forward-Looking Statements

This report contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor, and any assumptions, expectations or beliefs underlying the foregoing.

Actual results and developments may differ materially from the expectations expressed in or implied by our forward-looking statements as a result of the following risks and uncertainties, among others: changing consumption preferences and perceptions, including those relating to high fructose corn syrup; the effects of global economic conditions and the general political, economic, business and market conditions that affect customers and consumers in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products, including, particularly, economic, currency and political conditions in South America and economic and political conditions in Europe, and the impact these factors may have on our sales volumes, the pricing of our products, our access to credit markets and our ability to collect our receivables from customers; adverse changes in investment returns earned on our pension assets; future financial performance of major industries which we serve and from which we derive a significant portion of our sales, including the food, beverage, animal nutrition and brewing industries; the uncertainty of acceptance of products developed through genetic modification and biotechnology; our ability to develop or acquire new products and services at rates or of qualities sufficient to meet expectations; changes in U.S. and foreign government policy, laws or regulations and costs of legal compliance; increased competitive and/or customer pressure in the corn-refining industry and related industries, including with respect to the markets and prices for our primary products and our co-products, particularly corn oil; the availability of raw materials, including potato starch, tapioca, gum Arabic and the specific varieties of corn upon which some of our products are based, and our ability to pass on potential increases in the cost of corn or other raw materials to customers; raw material and energy costs and availability; our ability to contain costs, achieve budgets and to realize expected synergies, including with respect to our ability to complete planned maintenance and investment projects on time and on budget, and to achieve expected savings under our Cost Smart program as well as with respect to freight and shipping costs; the impact of financial and capital markets on our borrowing costs, including as a result of foreign currency fluctuations, fluctuations in interest and exchange rates and market volatility and the associated risks of hedging against such fluctuations; the potential effects of climate change; our ability to successfully identify and complete acquisitions or strategic alliances on favorable terms as well as our ability to successfully integrate acquired businesses or implement and maintain strategic alliances and achieve anticipated synergies with respect to all of the foregoing; operating difficulties at our manufacturing plants or with respect to boiler reliability; risks related to product safety and quality and compliance with environmental, health and safety, and food safety laws and regulations; economic, political and other risks inherent in operating in foreign countries with foreign currencies and shipping products between countries, including with respect to tariffs, quotas and duties; interruptions, security breaches or failures that might affect our information technology systems, processes and sites; our ability to maintain satisfactory labor relations; the impact that weather, natural disasters, war or similar acts of hostility, acts and threats of terrorism, the outbreak or continuation of pandemics such as COVID-19 and other significant events could have on our business; the potential recognition of impairment charges on goodwill or long-lived assets; changes in our tax rates or exposure to additional income tax liabilities; and our ability to raise funds at reasonable rates to grow and expand our operations.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent reports on Form 10-Q and Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2020	Ingredion Incorporated

	By:	/s/ Janet M. Bawcom
Janet M. Bawcom Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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